Exhibit 99.1

Furniture Brands International, Inc.
1 North Brentwood Blvd.
St. Louis, Missouri 63105

For Further Information Call
Rick Isaak
Furniture Brands
VP, Controller, Treasurer & Investor
Relations
314-862-7117
or
Farah Soi
ICR
203-682-8200

Media contact: Lisa Hanly
Furniture Brands
314-290-8954

FURNITURE BRANDS ADDRESSES NYSE LISTING STANDARD
St. Louis, Missouri, December 21, 2012 - Furniture Brands International (NYSE: FBN) today announced that it has received a continued listing standards notice from the New York Stock Exchange (NYSE) because the price of its common stock has fallen below the NYSE's minimum share price rule. The NYSE requires the average closing price of a listed company's common stock to be at least $1.00 per share over a consecutive 30 trading-day period.
Subject to NYSE rules, the Company has six months from receipt of the notice to regain compliance with the NYSE's price criteria (or by no later than the Company's next annual meeting of shareholders if shareholder approval is required, as would be the case to effectuate a reverse stock split). The Company can regain compliance at any time during the six-month cure period if on the last trading day of a calendar month during the cure period, the company has a closing share price of at least $1.00 and an average closing share price of at least $1.00 over the 30 trading-day period ending on the last trading-day of that month or on the last day of the cure period.
The NYSE notification does not affect the Company's business operations or its Securities and Exchange Commission reporting requirements, and does not conflict with any of the Company's credit agreements or other debt obligations. The Company's common stock continues to trade on the NYSE and the Company is currently in compliance with all other NYSE listing rules.
The Company expects to notify the NYSE of its intention to regain compliance with the NYSE's price criteria, including by effecting a reverse stock split if necessary. Any reverse stock split would be subject to the approval of the Company's Board of Directors and shareholders.

About Furniture Brands
Furniture Brands International, Inc. (NYSE: FBN) is a world leader in designing, manufacturing, sourcing and retailing home furnishings. Furniture Brands markets products through a wide range of channels, including company owned Thomasville retail stores and through interior designers, multi-line/independent retailers and mass merchant stores. Furniture Brands serves its customers through some of the best known and most respected brands in the furniture industry, including Broyhill, Lane, Thomasville, Drexel Heritage, Henredon, Pearson, Hickory Chair, Lane Venture, and Maitland-Smith. To learn more about the company, visit: furniturebrands.com.

Cautionary Statement Regarding Forward-Looking Statements
Matters discussed in this document and in our public disclosures, whether written or oral, relating to future events or our future performance, including any discussion, express or implied, of our anticipated growth, operating results, future earnings per share, or plans and objectives, contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are often identified by the words “will,” “believe,” “positioned, ” “estimate,” “project,” “target,” “continue,” “intend,” “expect,” “future,” “anticipates,” and similar expressions that are not statements of historical fact. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Our actual results and timing of certain events could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including, but not limited to, those set forth under "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2011, and in our other subsequent public filings with the Securities and Exchange Commission. Such factors include, but are not limited to: risks associated with the execution of our strategic plan; changes in economic conditions; loss of market share due to competition; changes in our pension funding obligations; failure to forecast demand or anticipate or respond to changes in consumer tastes and fashion trends; failure to achieve projected mix of product sales; business failures of large customers; distribution realignments; manufacturing realignments and cost savings programs; increased reliance on offshore (import) sourcing of various products; fluctuations in the cost, availability and quality of raw materials; product liability uncertainty; environmental regulations; future acquisitions; loss of key personnel; impairment of intangible assets; anti-takeover provisions which could result in a decreased valuation of our common stock; loss of funding sources or our inability to secure additional financing to meet our operating and capital needs; and our ability to open and operate new retail stores successfully. It is routine for internal projections and expectations to change as the year or each quarter in the year progresses, and therefore it should be clearly understood that all forward-looking statements and the internal projections and beliefs upon which we base our expectations included in this report or other periodic reports are made only as of the date made and may change. While we may elect to update forward-looking statements at some point in the future, we do not undertake any obligation to update any forward-looking statements whether as a result of new information, future events or otherwise.